UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

ASSURANCEAMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-06334	87-0281240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

RiverEdge One, Suite 600 5500 Interstate North Parkway Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 952-0200 x 6259

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2011, AssuranceAmerica Corporation a Nevada corporation (together with its affiliated companies, the “Company”), entered into an Executive Employment Agreement (“Agreement”) with Mrs. Sheree Williams, CFO, effective May 17, 2011. In the event the Company terminates Mrs. Williams’ employment without cause (as defined in the agreement), the Company will pay Mrs. Williams twelve (12) months base salary and reimburse her for her COBRA premiums for up to twelve (12) months. In addition, if such termination occurs within 24 months of a change in control of the Company, the Company will pay Mrs. Williams eighteen (18) months base salary and bonus and reimburse her for her COBRA premiums for up to eighteen (18) months. The obligations to pay post termination compensation are conditioned upon Mrs. Williams’ execution of a separation and release agreement and compliance with certain restrictive covenants set forth in the agreement.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

4.1	Executive Employment Agreement and Addendum to Employment Agreement– Sheree Williams

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2011	ASSURANCEAMERICA CORPORATION

	By:	/s/ Mark H. Hain
Mark H. Hain, Executive Vice President, Secretary,
and General Counsel